ORIGINAL

DATED THIS DAY OF 21 AUG 2025 2025

BETWEEN

DSY WELLNESS & LONGEVITY CENTER SDN BHD
[Company No. 200901003794 (846721-U)]
(the Landlord)

AND

DSY WELLNESS INTERNATIONAL SDN BHD
[Reg. No: 2002101037716 (1438016-W)]
(the Tenant)

@@

TENANCY AGREEMENT

For Premises : 3 units of Commercial Office Lots
B06/01, B07/01 & B08/01, Block B , Tingkat 1
Garden City Business Centre
Jalan Dagang Besar, Taman Dagang
68000 Ampang Selangor Darul Ehsan

@@

YAP & COMPANY
(Advocates & Solicitors)
Suite 1C, 2nd Floor, Jln Wawasan Ampang 2/8
Bandar Baru Ampang, 68000 Selangor
Tel: 03-42702688 / 5688
Fax: 03-42707688
(Ref: DSYL/0825/DSYI/tenancy)

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

ASAL

SIJIL SETEM

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01G8283E2XF023
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	21/08/2025
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
DSY WELLNESS & LONGEVITY CENTER SDN BHD, (846721-U, 200901003794)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
DSY WELLNESS INTERNATIONAL SDN BHD, (1438016-W, 202101037716)

Butiran Harta / Suratcara *Property / Instrument Description*
B06/01 & B07/01 & B08/01, BLOCK B, TINGKAT 1, GARDEN CITY BUSINESS CENTRE, JALAN DAGANG BESAR, TAMAN DAGANG, 68000 AMPANG, , AMPANG, 68000, SELANGOR

LHDN MALAYSIA

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	F0238A251735204
Tarikh Penyeteman *Date of Stamping*	25/08/2025
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 1,920.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 1,920.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37

LEMBAGA HASIL DALAM NEGERI LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60) **Tarikh Cetak** *Printed Date* : 26/08/2025 06:11:56

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

ORIGINAL

TENANCY AGREEMENT

AN AGREEMENT made this day of 21 AUG 2025 2025

BETWEEN:

DSY WELLNESS & LONGEVITY CENTER SDN BHD [Company No. 200901003794 (846721-U)], a company incorporated in Malaysia with Companies Commission of Malaysia and having its business postal address at No. B07/04, Block B, Tingkat 4, Garden City Business Centre, Jalan Dagang Besar, Taman Dagang, 68000 Ampang, Selangor Darul Ehsan (hereinafter referred to **"the Landlord"**) of one part;

AND

DSY WELLNESS INTERNATIONAL SDN BHD [Company No. 202101037716 (1438016-W)], a company incorporated in Malaysia with Companies Commission of Malaysia and having its business address at No. B06/01 & B07/01 & B08/01, Block B, Tingkat 1, Garden City Business Centre, Jalan Dagang Besar, Taman Dagang, 68000 Ampang, Selangor Darul Ehsan (hereinafter referred to **"the Tenant"**) of the other part.

WHEREAS

A. The Landlord is the registered and beneficial owner of the three (3) unit of Commercial Office Lot bearing postal address as **B06/01 & B07/01 & B08/01, Block B, Tingkat 1, Garden Business City Centre, Jalan Dagang Besar, Taman Dagang, 68000 Ampang Selangor Darul Ehsan** (hereinafter called **"the said Premises"**) which is the subject matter of this tenancy and the Landlord is desirous of letting/renting and the Tenant is desirous of taking tenancy of the same subject to the terms and conditions herein contained.

B. The Tenant shall take the tenancy of the said Premises on a "**as it where is basis**" with full furnishing of furniture & fittings as well as Wellness Equipment and had acknowledged having taken vacant possession of the said Premises as Tenant in a good and tenable condition on 01/01/2024 and this Tenancy Agreement is for the renewal of the expired Tenancy Agreement.

NOW it is hereby agreed as follow:-

1. In consideration of the rent and covenant hereinafter reserved and contained, and on the part of the Tenant to be paid, observed and performed, the Landlord hereby agrees to let and the **Tenant agrees to rent the said Premises for a fixed period**

of one (1) year commencing on the 1st day of July 2025 and expire on the 30th June 2026 (hereinafter called **"the Term"**) and subject to the terms and conditions hereinafter contained.

2. The rent of the said Premises shall be **in Malaysian Ringgit Forty Thousand (RM40,000.00) Only per month** and be payable in advance on the 1st day of each and every calendar month commencing aforesaid, subject to the terms and conditions hereinafter contained. The Tenant hereto agree that if SST or GST (or tax by whatever name) is imposed by the Custom and/or LHDN on the rent, then the rent shall be adjusted to incorporated the imposed tax

In addition, the parties hereto agreed that Tenant need not pay any deposit sum for rental, Water and Electricity & Indah Water deposit, as security deposit (hereinafter collectively called **"the Security Deposit"**) with the Landlord (the non-receipt of the Security Deposit which the Landlord hereby acknowledges) by way of security for the due performance of all covenants herein agreed to be performed by the Tenant and which the Security Deposits shall be returned to the Tenant within forty-five (45) days only after the expiration of this Tenancy Agreement and upon the Landlord being satisfied with all covenants herein agreed to be perform by the Tenant has been performed with no interests.

3. **The LANDLORD hereby covenants with the Tenant as follows:-**

3.1) That the Tenant paying the rents, hereby reserved and observing and performing the covenants on its part herein contained shall peaceably hold and enjoy the said Premises during the entire tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

3.2) That the Landlord shall keep insured at all times throughout the entire tenancy the said Premises against loss or damages by fire.

3.4) That the Landlord reserved the absolute rights to sell the said Premises during the Term of the tenancy by giving the Tenant two (2) month notice to leave/vacate the said Premises and without any compensation to the Tenant or alternative to cause the new purchaser to allow the Tenant to continue the balance of the tenancy period

4. **PROVIDED ALWAYS and it is hereby agreed as follow:-**

4.1) If the rent hereby reserved or any part thereof shall at any time be unpaid for Seven (7) days after becoming payable (whether formally demanded or not) or observe/breached any covenant herein on their part contained, then and in any of the said cases it shall be lawful for the Landlord at anytime hereafter to re-enter upon the said Premises or any part thereof to take full possession which shall include locking up the said Premises, disconnect/closed the water and/or electricity supplies account with the relevant Utility Authority Supplier to the said

Premises by giving the Tenant fourteen (14) day notice period to rectify the non-payment of rent and/or any breached of the terms and condition of this Tenancy Agreement and if the Tenant refused, neglect and/or failed to rectify the default within fourteen (14) day from date of the notice been given by the Landlord to the Tenant, then the parties hereto agreed that it shall then be lawful for the Landlord to take back possession of the said Premises which shall include locking-up the said Premises, and/or disconnect/closed the account for the supply of the water and electricity with the relevant Utility Authority Supplier to the said Premises and thereupon this Tenancy Agreement shall be determined, but without prejudice to any claim by the Landlord in respect of any breach of the Tenant covenants herein contained.

4.2) Any notice or demand required to be given to the Tenant shall be sufficiently served if the same is delivered personally onto the said Premises and/or sent by registered post addressed to the said Premises and in the latter case, it shall be deemed served in the ordinary course of post notwithstanding such letter is returned by the postal authority undelivered and any notices to the Landlord shall be sufficiently served if the same is send by registered post to or delivered personally to the Landlord at the address given herein but in either case with acknowledgment by the Landlord.

4.3) The expressions "Landlord" and "Tenant" shall where the context so admits include their respective successors and assigns and words importing the singular number only shall include the plural and vice verse.

4.4) The Landlord shall not be liable for any damage to any stock-in-trade, goods, furniture and fittings, machinery, or any other property belonging to the Tenant or to a third party of any kinds in or upon the said Premises belonging to the Tenant or otherwise, caused by any leakage or overflow due to any defect or want of repair to the said Premises or any part thereof or of the firefighting systems and or water piping system and or sanitary installations on/in the said Premises or flooding or fire or storm or by any forms of thefts or any acts of God during the tenancy of the said Premises.

4.5) At the expiration of the Term of the tenancy and subject to the Tenant not being in breach of the terms and conditions herein contained, the Landlord shall grant to Tenant an option to renew the tenancy of the said Premises for a further period of one (1) year at an increased rent of not more than 15% of the current rent and upon the same term or such other terms and conditions as the Landlord may at his absolute right to impose, Provided Always that the Tenant shall two (2) months before the expiration of the tenancy, give written notice to the Landlord of its intention to renew the Tenancy Agreement for another one (1) year.

4.6) In the event of acquisition of the said Premises or any part thereof by the Government or the said Premises being destroyed or damaged by fire, flood, storm (not caused by the willful act or default of the Tenant) which render the

said Premises unfit to be rented out or occupation or use for the purpose aforesaid, this Agreement shall thereupon be treated as terminated and not further effect and upon such termination, the Landlord shall refund to the Tenant the Security Deposits paid (if any) under this Agreement within forty-five (45) days and Subject Always upon the Landlord being satisfied that all the covenants agreed upon under this Agreement are observed by the Tenant.

4.7) Not withstanding any terms to the contrary, the Parties hereto agreed that either parties shall be entitled to terminate this agreement by giving the other party two (2) month notice in writing to that effect and upon the expiry of the two (2) month period, this Tenancy Agreement shall deemed terminated, but without prejudice to the right and action of the Landlord in respect of any antecedent breach of the covenants herein contained and on the part of the Tenant to observe and perform

5. **The TENANT hereby covenants with the Landlord as follows:-**

5.1) To pay the reserved rent on the 1st day and of every calendar month without any deduction whatsoever and in the manner directed by the Landlord

5.2) To pay for all outgoings in respect of Electricity, Water and Indah Water which shall be consumed or supplied to the said Premises regularly/monthly basis and extend a copy of the paid bills to the Landlord for each every month. In addition to the payment of the said outgoings, the Tenant shall also pay for the quit rent, assessment bill and the month service charges plus sinking fund levied on the said Premises.

5.3) To keep the exterior/interior of the said Premises including all doors, auto/manual collapsible grill doors, windows, electric fitting, furniture & fittings air-conditioner, lighting, piping, toiletry, flooring, drainage, partitions, Wellness Equipment and alike in good, clean tenantable, substantial and proper conditions including repair and replaced any damaged/malfunction items at the Tenant cost and expense and to continue to maintain the same at the Tenant own cost and expense and deliver up the same to the Landlord at the expiration or sooner determination of the terms in like conditions including removing all partitions, additions and alike when requested by the Landlord at the Tenant cost and expenses and shall also include putting on a new layer of paint before redelivered vacant possession of the said Premises back to the Landlord.

5.4) To permit the Landlord or his duly authorized agents and servant and all persons having the Landlord's authority with or without workmen and other with or without appliances at all reasonable time to enter upon the said Premises and to view the conditions thereof and to do such work and things as may be required for repairs to the said Premises into a tenable condition at the cost and expenses of the Tenant

5.5) Not to use the said Premises for any unlawful purposes and not to do or permit to be done anything or acts which may be or become a nuisance or annoyance to the owner or occupiers of adjoining premises and the usage of the said Premises by the Tenant shall be strictly for and must be in line with the objects stated in the company's objects. As for the workers being employed and/or engaged in the workshop, the Tenant warrants that only workers with valid working permit shall be employed and/or engaged to work in the said Premises, The Tenant further warrants that the Tenant shall apply and complied with all by-laws regulated by MPAJ and/or other relevant authority body with regard to using the said Premises.

5.6) Not to make any alteration or additions to the Premises without the prior written consent of the Landlord which consent shall not be unreasonable withheld and any additions/renovation carried out shall be at the cost and expense of the Tenant and the same shall remain the property of the Landlord but subject always to the Landlord's absolute right in requesting the same to be removed at the cost and expense of the Tenant at the expiry of this tenancy.

5.7) Not to assign, sublet or part with the possession of the said Premises or any part thereof to any person or party whomsoever without having first obtained consent in writing of the Landlord.

5.8) At the expiry or sooner determination of the Term of tenancy to yield up the said Premises with furniture & fixtures and Wellness Equipment thereon (other than such Tenant's fixtures as shall belong to the Tenant) in good and tenantable repaired condition (fair wear and tear excepted) in accordance with the covenant hereinafter contained.

5.9) Not to use the said Premises for any other purposes other than for lawful business operation as stated in the object of the company's objects.

5.10) To observe and comply with all bye-law and regulations of the Local Authorities (MPAJ) or other relevant Authority including TNB, Syabas and alike having power in that behalf affecting tenant of the said Premises which are now in force or which may hereafter be enacted and to indemnify and keep indemnified the Landlord against summons, actions, proceeding, claims and demands, costs, damages, and expenses which may be levied brought or made against the Landlord or which the Landlord may pay, sustain or incur by reason or directly or indirectly as a result of any wrongful act or omission of the Tenant or any form of wrongful use of the said Premises or in conduction of the operation of its business by the Tenant including occupier's liabilities.

5.11) Not to keep or permit to be kept on the said Premises pr any part thereof any materials, the keeping of which may contravene any Local Ordinances, Statutes, Regulations or Bye-laws or in respect of which an increased rate of

insurance premium is required or rendering the existing insurance policy becoming void or voidable.

5.12) At the expiration or sooner determination of this Agreement, peaceably and quietly to yield up the said Premises to the Landlord. The Tenant shall be entitled to remove all the Tenant's fixtures and fittings at the expiration or determination of the Agreement, Provided Always that the Tenant shall at his own costs and expenses make good all damaged caused by such removal and restore all to the said Premises affected thereby to its original states including putting on a new layer of paint and to be in a good tenantable condition.

5.13) Not to store nor bring upon the said Premises any article or articles of a especially combustible inflammable or dangerous nature.

5.14) Not to utilise the Security Deposits (if any) to pay off rent, water, electricity and Indah Water usages, quit rent, assessment bill and services charges and sinking fund during the tenancy Term, in default of which the Landlord has the right to re-enter and take possession of the said Premises at anytime thereafter.

5.15) During the two (2) months immediately preceding the termination of the Term thereby created to permit persons with written authority of the Landlord or her agents at reasonable times of the day to view the said Premises for the purpose of renting leasing of the said Premises which inclusive of the right to put a signage of "For Sale/Rent" in any part of the said Premises be it interior or exterior.

5.16) The Tenant agreed to pay the solicitors fees, stamps duty and related expenses for this Tenancy Agreement.

....

(the remaining of the space is deliberately left blank)

IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.

SIGNED and DELIVERED by)
the said **LANDLORD**)
in the presence of:-)

YAP HON LUONG
(NRIC: 880921-52-5281)
Director, as authorized signatory for
DSY Wellness & Longevity Center Sdn Bhd

YAP KON HIN
ADVOCATES & SOLICITORS
SELANGOR
(BC/Y/466)

SIGNED and ACCEPTED by)
the said **TENANT**)
in the presence of:-)

YAP FOO CHING @ STEVE YAP
(NRIC: 540127-01-5187)
Director, as authorized signatory for
DSY Wellness International Sdn Bhd

YAP KON HIN
ADVOCATES & SOLICITORS
SELANGOR
(BC/Y/466)